Exhibit 10.1

TICC CLO LLC

NOTES

U.S. $101,250,000 CLASS A SENIOR SECURED FLOATING RATE NOTES DUE 2021

PURCHASE AGREEMENT

as of August 4, 2011

Guggenheim Securities, LLC,

as the Initial Purchaser (the “Initial Purchaser”)

135 East 57th Street

7th Floor

New York, NY 10022

Attention: Paul M. Friedman

Ladies and Gentlemen:

Section 1. Authorization of Notes.

TICC Capital Corp. (the “Company”), as designated manager of TICC Capital Corp. 2011-1 Holdings, LLC (the “Depositor”) and the Issuer, has duly authorized the sale of the TICC CLO LLC Notes, consisting of the Class A Notes (the “Offered Notes”) and the Subordinated Notes (the “Subordinated Notes” and, together with the Offered Notes, the “Notes”) of TICC CLO LLC, a Delaware limited liability company (the “Issuer”). The Offered Notes will be issued in an aggregate principal amount of $101,250,000 and the Subordinated Notes will be issued in an aggregate principal amount of $123,750,000. The Notes will be secured by the assets of the Issuer. The Depositor will be the sole equity member of the Issuer. The Notes will be issued pursuant to an Indenture, to be dated as of August 10, 2011 (the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, National Association, as the Trustee (the “Trustee”). The primary assets of the Issuer will be a pool of commercial middle market loans, or participation interests therein, originated or purchased by the Company (collectively, the “Collateral Obligations”). The Company will sell and/or contribute to the Depositor all of its right, title and interest of the Company in and to the Collateral Obligations and the Depositor will transfer and assign to the Issuer all of its right, title and interest of the Depositor in and to the Collateral Obligations pursuant to a Master Loan Sale Agreement, to be dated as of August 10, 2011 (the “Master Loan Sale Agreement”), between the Company, the Depositor and the Issuer. Pursuant to the Indenture, as security for the indebtedness represented by the Notes, the Issuer will pledge and grant to the Trustee a security interest in the Collateral Obligations, and its rights under the Master Loan Sale Agreement. The Collateral Obligations will be managed by TICC Capital Corp., in its capacity as collateral manager (the “Collateral Manager”) pursuant to a Collateral Management Agreement, to be dated as of August 10, 2011 (the “Collateral Management Agreement”), between the Issuer and the Collateral Manager. The Issuer has retained The Bank of New York Mellon Trust Company, National Association (in such capacity, the “Collateral Administrator”), to perform certain administrative duties with respect to the Collateral Obligations pursuant to a Collateral Administration Agreement, to be dated as of August 10, 2011 (the “Collateral Administration Agreement”), between the Issuer and the

Collateral Administrator. This Purchase Agreement (the “Agreement”), the Master Loan Sale Agreement, the Indenture, the Collateral Management Agreement and the Collateral Administration Agreement are referred to collectively herein as the “Transaction Documents.”

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture.

The Offered Notes are to be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), (i) to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“QIBs”), (ii) in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”), and (iii) to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (“Institutional Accredited Investors”) who, in each case, are “qualified purchasers” (“Qualified Purchasers”) for purposes of Section 3(c)(7) under the Investment Company Act of 1940, as amended (the “1940 Act”).

In connection with the sale of the Offered Notes, the Company has prepared a preliminary offering circular dated August 4, 2011 (including any exhibits thereto and all information incorporated therein by reference, the “Pre-Pricing Memorandum”) and a final offering circular dated August 8, 2011 (including any exhibits, amendments or supplements thereto and all information incorporated therein by reference, the “Final Memorandum”, and each of the Pre-Pricing Memorandum and the Final Memorandum, a “Memorandum”) including a description of the terms of the Offered Notes, the terms of the offering, and the Issuer. It is understood and agreed that the close of business on August 4, 2011 constitutes the time of the contract of sale for each purchaser of the Offered Notes offered to the investors for purposes of Rule 159 under the Securities Act (the “Time of Sale”) and that (i) the Pre-Pricing Memorandum and (ii) the information set forth on Schedule II hereto constitute the entirety of the information conveyed to investors as of the Time of Sale (the “Time of Sale Information”).

It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Initial Purchaser’s right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Notes.

During each Interest Accrual Period, the Offered Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 2.25% per annum.

Each of the Company, the Depositor and the Issuer, as applicable, hereby agrees with the Initial Purchaser as follows:

Section 2. Purchase and Sale of Offered Notes.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Issuer agrees to sell to the Initial Purchaser the Offered Notes, and the Initial Purchaser has agreed to use its commercially reasonable efforts to place the aggregate principal amount of Offered Notes set forth on Schedule I hereto with investors in accordance with the terms hereof. If purchased, the Offered Notes will be purchased at a price of 100%. It is understood and agreed that the structuring and placement fee payable by the Issuer to the Initial Purchaser on the Closing Date with respect to the Offered Notes is $2,025,000 (2.0% of the initial principal balance of the Offered Notes). Such fees payable by the Issuer may be netted by the Initial Purchaser against its purchase price payment for the Offered Notes. It is understood and agreed that the Initial Purchaser is not acquiring, and has no obligation to acquire, the Subordinated Notes (which Subordinated Notes will be acquired by the Depositor on the Closing Date pursuant to the Master Loan Sale Agreement). It is further understood and agreed that the Initial Purchaser may retain all or any portion of the Offered Notes, purchase the Offered Notes for its own account, or sell the Offered Notes to its affiliates or to any other investor in accordance with the applicable provisions hereof and of the Indenture.

(a) In addition, whether or not the transaction contemplated hereby shall be consummated, the Company agrees to pay (or cause to be paid by the Issuer) all costs and expenses incident to the performance by the Company of its obligations hereunder and under the documents to be executed and delivered in connection with the offering, issuance, sale and delivery of the Offered Notes (the “Documents”), including, without limitation or duplication. (i) the fees and disbursements of counsel to the Company; (ii) the fees and expenses of the Trustee and the Collateral Administrator incurred in connection with the issuance of the Offered Notes and their or its counsel, as applicable; (iii) the fees and expenses of any bank establishing and maintaining accounts on behalf of the Issuer or in connection with the transaction; (iv) the fees and expenses of the accountants for the Company, including the fees for the “comfort letters” or “agreed—upon procedures letters” required by the Initial Purchaser, any rating agency or any purchaser in connection with the offering, sale, issuance and delivery of the Offered Notes; (v) all expenses incurred in connection with the preparation and distribution of each Memorandum and other disclosure materials prepared and distributed and all expenses incurred in connection with the preparation and distribution of the Transaction Documents; (vi) the fees charged by any securities rating agency for rating the Offered Notes; (vii) the fees for any securities identification service for any CUSIP or similar identification number required by the purchasers or requested by the Initial Purchaser; (viii) the reasonable fees and disbursements of counsel to the Initial Purchaser; (ix) all expenses in connection with the qualification of the Offered Notes for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel and, if requested by the Initial Purchaser, the cost of the preparation and reproduction of any “blue sky” or legal investment memoranda; (x) any federal, state or local taxes, registration or filing fees (including Uniform Commercial Code financing statements) or other similar payments to any federal, state or local governmental authority in connection with the offering, sale, issuance and delivery of the Offered Notes; and (xi) the reasonable fees and expenses of any special counsel or other experts required to be retained by the Company or the Issuer to provide advice, opinions or assistance in connection with the offering, issuance, sale and delivery of the Offered Notes.

Section 3. Delivery.

Delivery of the Offered Notes shall be made in the form of one or more global certificates delivered to The Depository Trust Company, except that any Offered Note to be sold by the Initial Purchaser to an Institutional Accredited Investor that is also a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act, but that is not a QIB (as such terms are defined herein), shall be delivered in fully registered, certificated form in an amount not less than the applicable minimum denomination set forth in the Final Memorandum at the offices of Dechert LLP at 10:00a.m. New York City, New York time, on August 10, 2011, or such other place, time or date as may be mutually agreed upon by the Initial Purchaser and the Company (the “Closing Date”). Subject to the foregoing, the Offered Notes will be registered in such names and such denominations as the Initial Purchaser shall specify in writing to the Company and the Trustee. The Subordinated Notes shall be delivered to the Depositor on the Closing Date in fully registered, certificated form in the permitted denominations and the required proportions set forth in the Final Memorandum.

Section 4. Representations and Warranties of the Company.

The Company represents and warrants to the Initial Purchaser, as of the date hereof and as of the Closing Date, (a) with respect to the Company, in its individual capacity, (b) with respect to the Depositor, in its capacity as designated manager on behalf of the Depositor, and (c) with respect to the Issuer, in its capacity as designated manager on behalf of the Issuer, that:

(i) Each Memorandum, the “Referenced Information” (as defined in the Final Memorandum) and any additional information and documents concerning the Offered Notes, including but not limited to one or more marketing books or preliminary offering circulars, delivered by or on behalf of the Company to prospective purchasers of the Offered Notes (collectively, such additional information and documents, the “Additional Offering Documents”), did not, each as of their respective dates or date on which such statement was made and, with respect to the Final Memorandum, as of the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in each, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to the information contained in or omitted from any Memorandum or the Additional Offering Documents in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser referenced in the last sentence of Section 8(a) herein.

(ii) The Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser referenced in the last sentence of Section 8(a) herein.

(iii) The Company is a Maryland corporation, duly organized and validly existing under the laws of the State of Maryland, has all corporate power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in each Memorandum and has all licenses necessary to carry on its business as it is now being conducted and is licensed and qualified in each jurisdiction in which the conduct of its business (including, without limitation, the origination and acquisition of Collateral Obligations and performing its obligations hereunder and under the other Transaction Documents) requires such licensing or qualification except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Company (a “Material Adverse Effect”).

(iv) This Agreement has been duly authorized, executed and delivered by the Company, the Depositor and the Issuer and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Company, the Depositor and the Issuer enforceable against the Company, the Depositor and the Issuer in accordance with its terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(v) Each of the other Transaction Documents has been duly authorized, executed and delivered by the Company, the Depositor and the Issuer, as applicable, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes the valid and binding agreement of the Company, the Depositor and the Issuer, as applicable, enforceable against the Company, the Depositor and the Issuer, as applicable, in accordance with their respective terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(vi) The Offered Notes have been duly authorized, and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with this Agreement, the Offered Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity, and will be entitled to the benefits of the Indenture.

(vii) Other than as set forth in or contemplated by each Memorandum, there are no legal or governmental proceedings pending to which the Company, the Depositor or the Issuer is a party or of which any property or assets of the Company, the Depositor or the Issuer are the subject of which could reasonably be expected to materially adversely affect the financial position, stockholders’ equity or results of operations of the Company, the Depositor or the Issuer or on the performance by the Company, the Depositor or the Issuer of its obligations hereunder or under the other Transaction Documents; and to the knowledge of the Company, no such proceedings have been threatened or contemplated by governmental authorities or threatened by others.

(viii) The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Company, the Depositor and the Issuer of the transactions contemplated herein and therein and in all documents relating to the Notes will not result in any breach or violation of, or constitute a default under, or require any consent under any agreement or instrument to which the Company, the Depositor or the Issuer is a party or to which any of its properties or assets are subject, except for such of the foregoing as to which relevant waivers, consents or amendments have been obtained and are in full force and effect, nor will any such action result in a violation of the organizational documents of the Company, the Depositor or the Issuer or any applicable law, except, in the case of the Company, for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(ix) Neither the Issuer, the Depositor nor the pool of Collateral Obligations is, or after giving effect to the transactions contemplated by the Transaction Documents will be, required to be registered as an “investment company” under the 1940 Act.

(x) Assuming the Initial Purchaser’s representations herein are true and accurate, it is not necessary in connection with the offer, sale and delivery of the Offered Notes in the manner contemplated by this Agreement and each Memorandum to register the Offered Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xi) The Offered Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act. As of the Closing Date, the Offered Notes will not be (i) of the same class as securities listed on a national securities exchange in the United States that is registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) quoted in any “automated inter-dealer quotation system” (as such term is used in the Exchange Act) in the United States.

(xii) At the time of execution and delivery of the Master Loan Sale Agreement, the Originator owned the Collateral Obligations to be conveyed by it to the Depositor on the Closing Date free and clear of all liens, encumbrances, adverse claims or security interests (“Liens”) other than Liens permitted by the Transaction Documents, and the Originator had the power and authority to transfer such Collateral Obligations to the Depositor.

(xiii) At the time of execution and delivery of the Master Loan Sale Agreement and after giving effect to the transfer from the Originator described in clause (xii) above, the Depositor owned the Collateral Obligations conveyed to it on the Closing Date free and clear of all Liens other than Liens permitted by the Transaction Documents, and the Depositor had the power and authority to transfer such Collateral Obligations to the Issuer.

(xiv) Upon the execution and delivery of the Transaction Documents, payment by the Initial Purchaser for the Offered Notes, delivery to the Initial Purchaser of the Offered Notes and delivery to the Depositor of the Subordinated Notes, the Issuer will own the Collateral Obligations conveyed to it on the Closing Date and the Initial Purchaser will acquire title to the Offered Notes, in each case free of Liens except such

Liens as may be created or granted by the Initial Purchaser and those permitted in the Transaction Documents.

(xv) No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance and sale of the Offered Notes or the execution, delivery and performance by the Company, the Depositor or the Issuer, as applicable, of this Agreement or the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, filings, registrations or qualifications as have been obtained or as may be required under the Securities Act or state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority in connection with the sale and delivery of the Offered Notes in the manner contemplated herein.

(xvi) The Collateral Obligations in all material respects have the characteristics described in the Time of Sale Information and the Final Memorandum.

(xvii) Each of the representations and warranties of the Company, the Depositor and the Issuer set forth in each of the other Transaction Documents is true and correct in all material respects.

(xviii) No adverse selection procedures were used in selecting the Collateral Obligations from among the loans that meet the representations and warranties of the Company contained in the Master Loan Sale Agreement and that are included in the Assets.

(xix) Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Issuer nor anyone acting on their behalf has, directly or indirectly (except to or through the Initial Purchaser), sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Offered Notes and neither the Issuer nor any of its affiliates will do any of the foregoing. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

(xx) Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Issuer has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offered Notes in a manner that would require the registration under the Securities Act of the offering contemplated by each Memorandum or engaged in any form of general solicitation or general advertising in connection with the offering of the Offered Notes.

(xxi) With respect to any Offered Notes subject to the provisions of Regulation S of the Securities Act, the Issuer has not offered or sold such Offered Notes during the Distribution Compliance Period to a U.S. person or for the account or benefit of a U.S. person (other than the Initial Purchaser). For this purpose, the term “Distribution Compliance Period” and “U.S. person” are defined as such term is defined in Regulation S.

(xxii) Since the date of the latest un-audited financial statements of the Company as of June 30, 2011, there has been no change nor any development or event involving a prospective change which has had or could reasonably be expected to have a material adverse change in or effect on (i) the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company to perform its obligations hereunder or under the other Transaction Documents.

(xxiii) The Notes and the Transaction Documents conform in all material respects to the descriptions thereof in the Final Memorandum.

(xxiv) Any taxes, fees, and other governmental charges in connection with the execution and delivery of this Agreement and the other Transaction Documents and the execution, delivery, and sale of the Notes have been or will be paid at or before the Closing Date.

(xxv) No proceeds received by the Company, the Depositor or the Issuer in respect of the Notes will be used by the Company, the Depositor or the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.

(xxvi) (i) To the extent applicable thereto, each of the Company, the Issuer and their respective ERISA Affiliates is in compliance in all material respects with ERISA unless any failure to so comply could not reasonably be expected to have a material adverse effect and (ii) no lien under Section 303(k) of ERISA or Section 430(k) of the Code exists on any of the Assets. As used in this paragraph, the term “ERISA Affiliate” means, with respect to any Person, a corporation, trade or business that is, along with such Person, a member of a controlled group (as described in Section 414 of the Code or Section 4001 of ERISA).

(xxvii) The Company has not paid or agreed to pay to any Person any compensation for soliciting another Person to purchase any of the Offered Notes (except as contemplated by this Agreement).

(xxviii) The Company has not taken, directly nor indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any Offered Note or to facilitate the sale or resale of the Offered Notes.

(xxix) On and immediately after the Closing Date, each of the Company, the Depositor and the Issuer (after giving effect to the issuance of the Notes and to the other transactions related thereto as described in the Time of Sale Information and the Final Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date such Person, that on such date (A) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale of the Notes as contemplated by this Agreement, Time of Sale Information and the Final Memorandum, such Person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 5. Sale of Offered Notes to the Initial Purchaser.

The sale of the Offered Notes to the Initial Purchaser will be made without registration of the Offered Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

(a) The Company, the Initial Purchaser, the Issuer and the Depositor hereby agree that the Offered Notes will be offered and sold only in transactions exempt from registration under the Securities Act. The Company, the Initial Purchaser, the Issuer and the Depositor will each reasonably believe at the time of any sale of the Offered Notes by the Issuer through the Initial Purchaser (i) that either (A) each purchaser of the Offered Notes is (1) a QIB who is a Qualified Purchaser purchasing for its own account (or for the accounts of QIBs who are Qualified Purchasers to whom notice has been given that the resale, pledge or other transfer is being made in reliance on Rule 144A) in transactions meeting the requirements of Rule 144A, or (2) an Institutional Accredited Investor who is a Qualified Purchaser who purchases for its own account and provides the Initial Purchaser with a written certification in substantially the form attached to the Indenture, or (B) each purchaser is acquiring the Offered Notes in an offshore transaction meeting the requirements of Regulation S and is a Qualified Purchaser, and (ii) that the offering of the Offered Notes will be made in a manner that will enable the offer and sale of the Offered Notes to be exempt from registration under state securities or Blue Sky laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. The Company, the Initial Purchaser, the Issuer and the Depositor each further agree not to (i) engage (and represents that it has not engaged) in any activity that would constitute a public offering of the Offered Notes within the meaning of Section 4(2) of the Securities Act or (ii) offer or sell the Offered Notes by (and represents that it has not engaged in) any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Offered Notes.

(b) The Initial Purchaser hereby represents and warrants to and agrees with the Company, that (i) it is a QIB and a Qualified Purchaser and (ii) it will offer the Offered Notes only (A) to persons who it reasonably believes are QIBs who are Qualified Purchasers in transactions meeting the requirements of Rule 144A, (B) to institutional investors who it reasonably believes are Institutional Accredited Investors who are Qualified Purchasers or (C) to persons it reasonably believes are Qualified Purchasers in offshore transactions in accordance with Regulation S. The Initial Purchaser further agrees that (i) it will deliver to each purchaser of the Offered Notes, at or prior to the Time of Sale, a copy of the Time of Sale Information, as then amended or supplemented, and (ii) prior to any sale of the Offered Notes to an Institutional Accredited Investor that it does not reasonably believe is a QIB who is a Qualified Purchaser, it will receive from such Institutional Accredited Investor a written certification in substantially the applicable form attached to the Indenture.

(c) The Initial Purchaser hereby represents that it is duly authorized and possesses the requisite limited liability company power to enter into this Agreement.

(d) The Initial Purchaser hereby represents there is no action, suit or proceeding pending against or, to the knowledge of the Initial Purchaser, threatened against or affecting, the Initial Purchaser before any court or arbitrator or any government body, agency, or official which could reasonably be expected to materially adversely affect the ability of the Initial Purchaser to perform its obligations under this Agreement.

(e) The Initial Purchaser hereby represents and agrees that all offers and sales of the Offered Notes by it to non-United States persons, prior to the expiration of the Distribution Compliance Period, will be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S and only upon receipt of certification of beneficial ownership of the securities by a non-U.S. person in the form provided in the Indenture. For this purpose, the term “Distribution Compliance Period” and “U.S. person” are defined as such terms are defined in Regulation S.

(f) The Initial Purchaser hereby represents that it (i) has not offered or sold, and it will not offer or sell, any Offered Notes to any Person in the United Kingdom except to (A) investment professionals as defined in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) and investment personnel of the foregoing, (B) persons who fall within any of the categories of persons described in Articles 49(2)(A) to 49(2)(E) of the Order (high net worth companies, unincorporated associations, etc.) and investment personnel of the foregoing and (C) any person to whom it may otherwise lawfully be made, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000 (the “FSMA”); (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Offered Notes in, from or otherwise involving the United Kingdom; and (iii) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer, or to persons to whom such communication may otherwise lawfully be made.

(g) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), the Initial Purchaser hereby represents and agrees that effective from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Offered Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, effective from and including the Relevant Implementation Date, make an offer of the Offered Notes to the public in that Relevant Member State at any time:

(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities:

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated financial statements; or

(iii) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section 5(g), the expression “offer of Offered Notes to the public” in relation to any Offered Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes so as to enable an investor to decide to purchase or subscribe the Offered Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Section 6. Certain Agreements of the Company.

The Company covenants and agrees with the Initial Purchaser as follows:

(a) If, at any time prior to the 90th day following the Closing Date, any event involving the Company, the Depositor, the Issuer or, to the knowledge of a Responsible Officer of the Company, the Collateral Manager shall occur as a result of which the Final Memorandum (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will immediately notify the Initial Purchaser and will cause the Issuer to prepare and furnish to the Initial Purchaser an amendment or supplement to the Final Memorandum that will correct such statement or omission. The Issuer will not at any time amend or supplement the Final Memorandum (i) prior to having furnished the Initial Purchaser with a copy of the proposed form of the amendment or supplement and giving the Initial Purchaser a reasonable opportunity to review the same or (ii) except to the extent the Company may determine it or the Issuer is required to so disclose pursuant to applicable law and after consultation with the Initial Purchaser (and, in such a circumstance, shall remove all references to the Initial Purchaser therefrom if so requested by the Initial Purchaser), in a manner to which the Initial Purchaser or its counsel shall object.

(b) During the period referred to in Section 6(a), the Company will furnish to the Initial Purchaser, without charge, copies of the Final Memorandum (including all exhibits and documents incorporated by reference therein), the Transaction Documents, and all amendments or supplements to such documents, in each case, as soon as reasonably available and in such quantities as the Initial Purchaser may from time to time reasonably request.

(c) Subject to compliance with Regulation FD, at all times during the course of the private placement contemplated hereby and prior to the Closing Date, (i) the Company will make available to each offeree the Additional Offering Documents and such information concerning any other relevant matters as it or any of its affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by it or such affiliate, as applicable, (ii) the Company will provide each offeree the opportunity to ask questions of, and receive answers from, it concerning the terms and conditions of the offering and to obtain any additional information, to the extent it or any of its affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by it or such affiliate, as applicable), necessary to verify the accuracy of the information furnished to the offeree, (iii) the Company will not publish or disseminate any material in connection with the offering of the Offered Notes except as contemplated herein or as consented to by the Initial Purchaser or in connection with the Company’s disclosure obligations under the Exchange Act, provided that no such disclosure under the Exchange Act would result in a requirement that the offering of the Notes be registered under §5 of the Securities Act, (iv) the Company will advise the Initial Purchaser promptly of the receipt by the Company of any communication from the SEC or any state securities authority concerning the offering or sale of the Offered Notes, (v) the Company will advise the Initial Purchaser promptly of the commencement of any lawsuit or proceeding to which the Company is a party relating to the offering or sale of the Offered Notes, and (vi) the Company will advise the Initial Purchaser of the suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction, or the initiation or threat of any procedure for any such purpose.

(d) Subject to compliance with Regulation FD, the Company will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest in a Note, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein who is a QIB and a Qualified Purchaser designated by such Noteholder or beneficial owner, or (iii) to the Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b).

(e) Except as otherwise provided in the Indenture, each Offered Note will contain legends in the forms set forth in the Final Memorandum.

(f) Neither the Issuer nor any of its affiliates or any other Person acting on their behalf shall engage, in connection with the offer and sale of the Offered Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, including, but not limited to, the following:

(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and

(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(g) The Issuer shall not solicit any offer to buy from or offer to sell or sell to any Person any Offered Notes, except through the Initial Purchaser or with the consent of the Initial Purchaser and/or as otherwise specified in the Indenture at any time prior to the Closing Date; on or prior to the Closing Date, neither the Issuer nor any of its affiliates (except for compliance by the Company with Regulation FD) shall publish or disseminate any material other than the Additional Offering Documents consented to by the Initial Purchaser, the Time of Sale Information and the Final Memorandum in connection with the offer or sale of the Offered Notes as contemplated by this Agreement, unless the Initial Purchaser shall have consented to the use thereof; if the Issuer or any of its affiliates makes any press release including “tombstone” announcements, in connection with the Transaction Documents, the Issuer shall permit the Initial Purchaser to review and approve such release in advance.

(h) The Issuer shall not take, or permit or cause any of its affiliates to take, any action whatsoever which would have the effect of requiring the registration, under the Securities Act, of the offer or sale of the Offered Notes.

(i) The Issuer shall not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any Offered Note to facilitate the sale or resale of the Offered Notes.

(j) The Company shall apply the net proceeds from the sale of the Offered Notes as set forth in the Final Memorandum under the heading “Use of Proceeds”.

Section 7. Conditions of the Initial Purchaser Obligations.

The obligation of the Initial Purchaser to purchase the Offered Notes on the Closing Date will be subject to the accuracy, in all material respects, of the representations and warranties of the Company, the Depositor and the Issuer herein, to the performance, in all material respects, by the Company, the Depositor and the Issuer of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Offered Notes shall have been duly authorized, executed, authenticated, delivered and issued, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and the documents required to be delivered pursuant to the Indenture in respect of the Collateral Obligations shall have been delivered to the Custodian pursuant to and as required by the Transaction Documents.

(b) The Initial Purchaser shall have received (I) a certificate, dated as of the Closing Date, of the Chief Executive Officer or Chief Financial Officer of the Company, in its individual capacity (and, with respect to the Depositor, in its capacity as designated manager on behalf of the Depositor and, with respect to the Issuer, in its capacity as designated manager on behalf of the Issuer), to the effect that such officer has carefully examined this Agreement, the Final Memorandum and the Transaction Documents and that, to the best of such officer’s knowledge (i) since the date information is given in the Pre-Pricing Memorandum, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Depositor or the Issuer whether or not arising in the ordinary course of business, or the ability of the Company, the Depositor or the Issuer to perform its obligations hereunder or under the Transaction Documents except as contemplated by the Final Memorandum, (ii) each of the Company, the Depositor and the Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the other Transaction Documents, at or prior to the Closing Date, (iii) the representations and warranties of the Company, the Depositor and the Issuer in the Transaction Documents are true and correct in all material respects, as of the Closing Date, as though such representations and warranties had been made on and as of such date, and (iv) nothing has come to the attention of such officer that would lead such officer to believe that (A) the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Final Memorandum, as of its date and as of the Closing Date, or any Additional Offering Document, as of its respective date, contained or contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (II) a certificate, dated as of the Closing Date, of a senior officer of the Company to the effect that such officer has carefully examined the Final Memorandum and that, to the best of such officer’s knowledge, nothing has come to the attention of such officer that would lead such officer to believe that the “Collateral Manager Information” (as defined in the Final Memorandum), as of the date of the Final Memorandum and as of the Closing Date, contained any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The Offered Notes shall have been rated no less than “Aaa” and “AAA” by Moody’s and S&P, respectively, and such ratings shall not have been rescinded, and no public announcement shall have been made by either of Moody’s or S&P that any ratings of the Offered Notes have been placed under review.

(d) On the date of the Final Memorandum, Deloitte LLP shall have furnished to the Initial Purchaser an “agreed upon procedures” letter, dated the date of delivery thereof, in form and substance satisfactory to the Initial Purchaser, with respect to certain financial and statistical information contained in the Final Memorandum.

(e) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Locke Lord Bissell & Liddell LLP, counsel to the Trustee, in form and substance satisfactory to the Initial Purchaser.

(f) The Initial Purchaser shall have received legal opinions of Sutherland Asbill & Brennan LLP, counsel to the Company, the Depositor, the Issuer and the Collateral Manager, (i) with respect to certain corporate matters with respect to the Company and the Collateral Manager and certain securities law and investment company matters, in form and substance satisfactory to the Initial Purchaser, (ii) with respect to certain “true sale” and “non—consolidation” issues and (iii) “perfection issues,” in each case, in form and substance satisfactory to the Initial Purchaser.

(g) The Initial Purchaser shall have received an opinion of Dechert LLP, special U.S. federal income tax counsel to the Issuer, with respect to the treatment of the Offered Notes as debt for U.S. federal income tax purposes and in form and substance satisfactory to the Initial Purchaser.

(h) The Initial Purchaser shall have received an opinion of Pepper Hamilton LLP, counsel to the Company, the Depositor and the Issuer, with respect to certain limited liability company matters with respect to the Depositor and the Issuer in form and substance satisfactory to the Initial Purchaser.

(i) The Initial Purchaser shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated as of the Closing Date, in customary form.

(j) The Company shall have furnished to the Initial Purchaser and its counsel such further information, certificates and documents as the Initial Purchaser and its counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement, the other Transaction Documents and all documents incident hereto shall be in all respects satisfactory in form and substance to the Initial Purchaser and its counsel.

(k) The Depositor shall have purchased or otherwise acquired the Subordinated Notes in accordance with the terms of the Master Loan Sale Agreement.

(l) The Indenture, the Master Loan Sale Agreement, the Collateral Management Agreement and all other documents incident hereto and to the other Transaction Documents shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be satisfactory in form and substance to the Initial Purchaser, this Agreement and all of the Initial Purchaser’s obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Offered Notes.

Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile confirmed in writing.

Section 8. Indemnification and Contribution.

(a) The Company and the Issuer, jointly and severally (each an “indemnifying party” as such term is used in this Agreement), shall indemnify and hold harmless the Initial Purchaser (whether acting as Initial Purchaser or as placement agent with respect to any of the Offered Notes), its officers, directors, employees, agents and each person, if any, who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and the affiliates of the Initial Purchaser (each an “indemnified party” as such term is used in this Agreement) from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any indemnified party may become subject, under the Securities Act or Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Memorandum, any Additional Offering Document, any “Referenced Information” (as defined in the Final Memorandum) or the Time of Sale Information or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse any such indemnified party for any legal and other expenses incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the indemnifying parties shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information, any Memorandum or any Additional Offering Document in reliance upon and in conformity with written information furnished to the Company by such indemnified party specifically for inclusion therein; provided, further, that the foregoing indemnity shall not inure to the benefit of any indemnified party from whom the person asserting any such loss, claim, damage or liability purchased the Offered Notes which are the subject thereof if the indemnified party sold Offered Notes to or placed Offered Notes with the person alleging such loss, claim, damage or liability without sending or giving a copy of the Time of Sale Information at or prior to the confirmation of the sale of the Offered Notes, if the Company shall have previously furnished copies thereof to such indemnified party and the loss, claim, damage or liability of such person results from an untrue statement or omission of a material fact contained in the Pre-Pricing Memorandum which was corrected in the Time of Sale Information. The foregoing indemnity is in addition to any liability that the indemnifying parties may otherwise have to any indemnified party. The indemnifying parties acknowledge that the statements set forth in the Time of Sale Information and any Memorandum (x) under the caption: “Plan of Distribution” (but solely the second, fourth, seventh, ninth, eleventh and twelfth paragraphs under such caption) of such Memorandum and (y) relating to Guggenheim Securities, LLC in the last sentence of the first full paragraph on page iii of any Memorandum (other than the Final Memorandum) under the heading “Important Information Regarding Offers and Sales of the Offered Securities” constitute the only written information furnished to the Company by or on behalf of the indemnified parties specifically for inclusion in the Time of Sale Information, any Memorandum or any Additional Offering Document.

(b) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the claim or commencement of that action, provided, however, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party under this Section 8, except to the extent that such indemnifying party has been materially prejudiced by such failure and, provided, further, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify an indemnifying party thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from any such indemnifying party or parties to the indemnified party or parties of its or their election to assume the defense of such claim or action, any such indemnifying party or parties shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense thereof; provided that the indemnified party seeking such indemnity shall have the right to employ counsel to represent it and any other indemnified party who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by an indemnified party against an indemnifying party under this Section 8, if (i) in the reasonable judgment of counsel, there may be legal defenses available to such indemnified party and any other indemnified party different from or in addition to those available to the Company or the Issuer, or there is an actual conflict of interest between it and any other indemnified party, on one hand, and the Company or the Issuer, on the other, or (ii) the Company or the Issuer shall fail to select counsel reasonably satisfactory to such indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Company and the Issuer. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c) If the indemnification provided for in Section 8 shall for any reason be unavailable to an indemnified party under subsection 8(a) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Issuer on the one hand (without duplication) and the Initial Purchaser on the other from the offering and sale of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Issuer on the one hand and the Initial Purchaser on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer on the one hand (without duplication) and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Offered Notes (before deducting expenses) received by the Company and the Issuer bear (without duplication) to the total fees actually received by the Initial Purchaser with respect to such offering and sale. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Issuer or by the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Issuer and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection 8(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this subsection 8(c) shall be deemed to include, for purposes of this subsection 8(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 8(c), the Initial Purchaser shall not be required to contribute any amount in excess of the aggregate fee actually paid to the Initial Purchaser with respect to the offering of the Offered Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) The indemnity agreements contained in this Section 8 shall survive the delivery of the Offered Notes, and the provisions of this Section 8 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

(e) Notwithstanding any other provision in this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

Section 9. Termination.

This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Offered Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have occurred, (ii) there shall have been, since the respective dates as of which information is given in the Time of Sale Information or the Final Memorandum, any material adverse change in the condition, financial or otherwise, or in the properties (including, without limitation, the Collateral Obligations) or the earnings, business affairs or business prospects of the Company, the Depositor, the Issuer or the Collateral Manager, whether or not arising in the ordinary course of business, that is so material and adverse, in the reasonable judgment of the Initial Purchaser, as to make it impractical or inadvisable to market the Offered Notes; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either U.S. federal or New York State authorities, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to market the Offered Notes.

Section 10. Severability Clause.

Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid and effective only upon receipt and if sent to the Initial Purchaser, will be delivered to Guggenheim Securities, LLC, 135 East 57th Street, 7th Floor, New York, New York 10022, Attention: Chief Operating Officer and to Guggenheim Securities, LLC, 135 East 57th Street, 7th Floor, New York, New York 10022, Attention: General Counsel; or if sent to the Company, the Depositor or the Issuer will be delivered to such party c/o TICC Capital Corp., 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830, Attention: Saul Rosenthal, facsimile No. (203) 983-5290.

Section 12. Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company, the Depositor, the Issuer and their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, the Company, the Depositor, the Issuer or any indemnified party referred to in Section 8 of this Agreement, and will survive delivery of and payment for the Offered Notes.

Section 13. Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors by merger, consolidation or acquisition of their assets substantially as an entity and each indemnified party referred to in Section 8 of this Agreement and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

Section 14. Applicable Law.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

(c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON—EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUCH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

Section 15. Counterparts, Etc.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 16. No Petition; Limited Recourse.

(a) The Initial Purchaser covenants and agrees that, prior to the date that is one year and one day (or such longer preference period as shall then be in effect plus one day) after the payment in full of each Class of Notes rated by any Rating Agency, it will not institute against the Issuer or the Depositor or join any other Person in instituting against the Issuer or the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(b) Notwithstanding anything to the contrary herein, the obligations of the Issuer and the Depositor hereunder are limited recourse obligations of the Issuer and the Depositor, respectively, payable solely from the Assets securing the Notes, and following the exhaustion of such Assets, any claims of the Initial Purchaser hereunder against the Issuer or the Depositor shall be extinguished. All payments by the Issuer or the Depositor to the Initial

Purchaser hereunder shall be made subject to and in accordance with the Priority of Payments set forth in the Indenture.

(c) This Section 16 will survive the termination of this Agreement.

Section 17. Arm’s-Length Transaction; Other Transactions.

(a) Each of the Company, the Depositor and the Issuer acknowledges and agrees that (i) the purchase and sale of the Offered Notes pursuant to this Agreement, including the determination of the offering price of the Offered Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Initial Purchaser, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Initial Purchaser is and has been acting solely as a principal and is not an agent or fiduciary of the Issuer, the Company or the Depositor or any of their respective equity holders, creditors, employees or any other party, (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Issuer, the Company or the Depositor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising any of the Issuer, the Company or the Depositor on other matters) and the Initial Purchaser has no obligation to any of the Issuer, the Company or the Depositor with respect to the offering contemplated hereby, except the obligations expressly set forth in this Agreement, and (iv) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Issuer, the Company and the Depositor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b) Each of the Company, the Depositor and the Issuer acknowledges and agrees that the Initial Purchaser and its Affiliates may presently have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Company, the Depositor and the Issuer, which parties may have interests with respect to the purchase and sale of the Offered Notes. Although the Initial Purchaser in the course of such other relationships may acquire information about the purchase and sale of the Offered Notes, potential purchasers of the Offered Notes or such other parties, the Initial Purchaser shall not have any obligation to disclose such information to any of the Company, the Depositor or the Issuer. Furthermore, each of the Company, the Depositor and the Issuer acknowledges that the Initial Purchaser may have fiduciary or other relationships whereby the Initial Purchaser may exercise voting power over securities of various persons, which securities may from time to time include securities of any of the Company, the Depositor or the Issuer or their respective Affiliates or of potential purchasers. Each of the Company, the Depositor and the Issuer acknowledges that the Initial Purchaser may exercise such powers and otherwise perform any functions in connection with such fiduciary or other relationships without regard to its relationship to the Company, the Depositor or the Issuer hereunder.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Depositor, the Issuer and the Initial Purchaser.

Very truly yours,

TICC CAPITAL CORP.

By:
Name:
Title:

S-1

TICC CAPITAL CORP. 2011-1 HOLDINGS, LLC

By:	TICC Capital Corp., its designated manager

By:
Name:
Title:

S-2

TICC CLO LLC

By:	TICC Capital Corp., its designated manager

By:
Name:
Title:

S-3

The foregoing Agreement is hereby confirmed and

accepted as of the date first above written.

GUGGENHEIM SECURITIES, LLC,
as the Initial Purchaser

By:

Name:

Title:

S-4

SCHEDULE I

Class of Notes	Principal Amount

A	$101,250,000

Sch. I-1

SCHEDULE II

TIME OF SALE INFORMATION

TICC CLO LLC **Priced** 144A/Reg S

CLS	SIZE	RATING	COUPON	PRICE

A	$101,250,000	Aaa (sf), AAA(sf)	LIBOR + 2.25%	100%

Sch. II-1